Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-130507, 333-205914, 333-156130, 333-156127, 333-195960, and 333-231378) on Form S-8 and (No. 333-191886) on Form S-3 of our reports dated February 17, 2022, with respect to the consolidated financial statements of PotlatchDeltic Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Seattle, Washington
February 17, 2022